EXHIBIT 99.3

                                     CONSENT


         The undersigned hereby consents to being named, in the Registration Statement on Forms S-4, prepared by Westell Technologies, Inc. and Teltrend Inc. in connection with Westell's Technologies, Inc. proposed acquisition of Teltrend Inc., as one of the individuals who will be appointed to the Board of Directors of Westell Technologies, Inc. following the transaction.


                                                  /s/ Bernard F. Sergesketter
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                                                  Bernard F. Sergesketter